SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Ultralife Batteries, Inc.
                       -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                       -----------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies: _____
     (2)  Aggregate number of securities to which transaction applies: ______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11:______
     (4) Proposed maximum aggregate value of transaction:______ (5) Total fee paid:_______

[ ]   Fee paid previously with preliminary materials.

[ ] Check boxes if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifies the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513

                                   May 1, 2003

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Ultralife Batteries, Inc. on Tuesday, June 10, 2003 at 10:30 A.M. at the offices of the Company, 2000 Technology Parkway, Newark, New York 14513.

      The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. This package also contains the Company's 2002 Annual Report to Stockholders, which consists of the Company's annual report and Form 10-K for the transition period ended December 31, 2002 that sets forth important business and financial information concerning the Company.

      In December 2002, we changed our fiscal year so that it ends on December 31, rather than ending on June 30, as it had in prior years. As a result, we have reported a six-month transition period covering from July 1, 2002 to December 31, 2002. In the future, our fiscal years will cover the twelve-month period ending December 31 of each year.

      We hope you will be able to attend this year's Annual Meeting.

                                         Very truly yours,


                                         John D. Kavazanjian
                                         President and Chief Executive Officer

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 10, 2003

      Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held on Tuesday, June 10, 2003 at 10:30 A.M. at the offices of the Company, 2000 Technology Parkway, Newark, New York 14513 for the following purposes:

      1. to elect directors for a term of one year and until their successors are duly elected and qualified;

      2. to approve and ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

      3. to transact such other business as may properly come before the Meeting and any adjournments thereof.

      Only stockholders of record of Common Stock, par value $.10 per share, of the Company at the close of business on April 15, 2003 are entitled to receive notice of, and to vote at and attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to return it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

      The Company's Annual Report to Stockholders for the transition period ending December 31, 2002, which includes the Company's Form 10-K, is enclosed.


                                             By Order of the Board of Directors

                                             Ranjit C. Singh
                                             Chairman of the Board of Directors

Dated: May 1, 2003

================================================================================
                                    IMPORTANT
     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH
              REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513
                                 (315) 332-7100

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 10, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 2003 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 10, 2003, at 10:30 A.M. and at any adjournments thereof. The Meeting will be held at the offices of the Company, 2000 Technology Parkway, Newark, New York 14513.

      The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is May 1, 2003.

      When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named herein, and FOR each of the other proposals identified herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitute nominees proposed by the Board of Directors of the Company. A stockholder has the right to revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

      Only stockholders of record at the close of business on April 15, 2003 are entitled to notice of, and to vote at, the Meeting. As of April 15, 2003, there were 12,852,869 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), issued and outstanding, each entitled to one vote per share at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

      Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no


                                       1.

effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted for quorum purposes. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to ratify the Company's auditors is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting, would have the same effect as votes cast against that proposal.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

      Effective December 31, 2002, the Company changed its fiscal year-end from June 30 to December 31. The six month period ended December 31, 2002 for which certain information is presented in this proxy statement is referred to as the "Transition Period". Full 12-month fiscal periods that ended June 30 prior to the Transition Period are referred to as "Fiscal" years. For instance, the year ended June 30, 2002 is referred to as Fiscal 2002, and the year ended June 30, 2001 is referred to as Fiscal 2001.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Board of Directors currently has seven directors, all of whom are running for reelection for a one year period. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual meeting of stockholders and until the successors of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.


Name                    Age     Present Principal Occupation and Employment History
----                    ---     ---------------------------------------------------
John D. Kavazanjian     52      Mr. Kavazanjian was elected as the Company's President and Chief
                                Executive Officer effective July 12, 1999 and as a director on
                                August 25, 1999.  Prior to joining the Company, Mr. Kavazanjian worked for Xerox Corporation from 1994 in several capacities, most recently as Corporate Vice President, Chief Technology Officer,
                                Document Services Group.

Joseph C. Abeles        88      Mr. Abeles, a founder of the Company, has been a director since
                                March 1991.  He previously served as the Company's Treasurer.  Mr.
                                Abeles, is a private investor and currently serves as a director emeritus of Bluegreen Corporation (formerly Patten Corporation).


                                       2.


Joseph N. Barrella      56      Mr. Barrella, one of the founders of the Company and a director, has held strategic positions throughout the Company's existence.
                                Mr. Barrella currently serves as Senior Vice President of New
                                Business Development, a position he has held since December 1998.
                                Mr. Barrella has been involved in the development and manufacture of lithium batteries for more than 25 years.  He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Carl H. Rosner          73      Mr. Rosner, a director of the Company since January 1992, is currently President and Chief Executive Officer of CardioMag
                                Imaging, Inc. and the former Chairman of Intermagnetics General
                                Corporation ("IGC").  Mr. Rosner, a founder of IGC, was Chairman of
                                IGC since its formation until his retirement in 2002, and was
                                President and Chief Executive Officer until May 31, 1999.  He is currently Chairman-Emeritus of IGC.

Ranjit C. Singh         49      Mr. Singh has been a director of the Company since August 2000, and has served as Chairman of the Board since December 2001.  Since
                                February 2002, he has served as President and Chief Executive
                                Officer of Reliacast Inc., a video streaming software and services company.  Prior to that, he was President and Chief Operating
                                Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft.  ContentGuard develops and markets digital property rights software.  Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior
                                Vice President in various assignments related to software
                                businesses.  Mr. Singh joined Xerox in 1997, having come from
                                Citibank where he was Vice President of Global Distributed
                                Computing.  Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and
                                Digital Equipment Corporation.

                                       3.


Patricia C. Barron      60      Ms. Barron has been a director of the Company since September
                                2000.  Ms. Barron is a professor at the Stern School of Business,
                                New York University, where she focuses on issues of corporate governance, the role and responsibilities of Boards of Directors and leadership.  Ms. Barron teaches in the MBA and Executive
                                Education programs.  In addition to her work at the Stern School,
                                Ms. Barron serves as a Director on the Boards of Aramark
                                Corporation, Quaker Chemical Corp., Teleflex Corporation and United
                                Services Automobile Association.  Prior to joining the Stern
                                School, Ms. Barron had a 28-year career in business.  She was an
                                Associate at McKinsey and Company and then moved to Xerox
                                Corporation where she became a Corporate Officer and held the positions of Chief Information Officer, President, Office Products
                                Division, and President, Xerox Engineering Systems.

Daniel W. Christman     59      Mr. Christman was appointed to the Board of Directors in August of
                                2001.  He is currently the Executive Director of the Kimsey
                                Foundation in Washington, D.C.  Prior to that, he was
                                Superintendent for the U.S. Military Academy at West Point, New
                                York from June 1996 until July 2001.  He currently serves as a director of United Services Automobile Association, an insurance mutual corporation, Mykrolis Corporation, a semi conductor equipment manufacturer, and Metal Storm Limited, a defense research and development company.

      The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

      The Board of Directors met three times during the Transition Period. During the Transition Period, all of the members of the Board attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which such person has been a director); and (2) the total number of meetings held by all committees of the Board on which such member served.

      Each non-employee director receives a $2,000 quarterly retainer, and the Chairman of the Board receives a $3,750 quarterly retainer. Each non-employee director also receives $750 for each Board meeting attended; subject to the provision that the meeting compensation is reduced by 50% if the director participated by conference call.

      In a coordinated effort to preserve the Company's cash resources, during the quarter ended December 31, 2001, the Company and the non-employee directors agreed that the Company would withhold cash payments to which those directors were otherwise entitled. As a result, the Company did not pay any of the director retainers or meeting fees otherwise payable from September 30, 2001 through December 31, 2002. In recognition of this, the Company's Compensation and Management Committee, in accordance with the provisions of the 2000 Stock Option Plan, has provided its non-employee directors with additional seven-year stock options in lieu of the cash retainers and meeting fees to which they were otherwise entitled. The number of shares subject to these additional stock options was calculated in accordance with the Black-Scholes formula, and the exercise price of each option was equal to the closing


                                       4.

price of the Common Stock on the date of grant. Options for an aggregate 48,321 shares were granted at an exercise price of $2.74 per share, and options for an aggregate 7,228 shares were granted at an exercise price of $3.70 per share. Effective January 1, 2003, cash payments for retainers and meeting fees were reinstated.

      In addition, during the Transition Period, and in accordance with the provisions of the 2000 Stock Option Plan, each director who was also employed by the Company, namely Messrs. Kavazanjian and Barrella, received an option at the end of each calendar quarter to purchase 1,500 shares of Common Stock. These options vested immediately with a term of five years from the date of grant and were granted at an exercise price equal to the closing price of the Common Stock on the date of grant. During the Transition Period, each non-employee director also received an option at the end of each calendar quarter to purchase 1,500 shares of Common Stock on the same terms as the options granted to directors who were also employees of the Company. In addition, during the Transition Period, the Company granted each non-employee director additional options for an aggregate 4,500 shares (10,500 shares in the case of the Chairman), the effect of which was to provide each non-employee director with an option for 3,000 shares (5,000 shares for the Chairman) per calendar quarter for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002. These options also vested immediately for a term of five years from the date of grant and were granted at an exercise price equal to the closing price of the Common Stock on the date of grant. Options for an aggregate 23,000 shares were granted at an exercise price of $2.74 per share, and options for an aggregate 13,000 shares were granted at an exercise price of $3.70 per share. Effective January 1, 2003, only non-employee directors will receive these quarterly 3,000-share option grants.

COMMITTEES OF THE BOARD

      The Board has established four standing committees to assist it in carrying out its responsibilities: the Compensation and Management Committee, the Audit and Finance Committee, the Governance Committee and the Executive Committee.

      Each committee member receives $500 for each committee meeting attended, whether in person or by conference call. In addition, each committee chair, other than Mr. Kavazanjian, receives $2,500 per annum. As noted above with respect to non-employee director retainers and fees, the Company and its non-employee directors similarly agreed to withhold payment of committee fees and committee chair fees to which those directors were otherwise entitled. The additional stock options granted to the non-employee directors described above took into account the withholding of cash payments for committee meetings attended and committees chaired.

Compensation and Management Committee

      The members of the Compensation and Management Committee are currently Daniel W. Christman (Chair), Patricia C. Barron and Joseph C. Abeles, all of whom are independent directors. The Compensation and Management Committee has general responsibility for recommending to the Board remuneration for the Chairman and determining the remuneration of other officers elected by the Board, granting stock options and otherwise administering the Company's stock option plans, and approving and administering any other compensation plans or agreements. The Compensation and Management Committee met two times during the Transition Period.

Audit and Finance Committee

      The members of the Audit and Finance Committee are Carl H. Rosner (Chair), Ranjit C. Singh and Joseph C. Abeles, all of whom are independent directors. This committee has oversight


                                       5.

responsibility for reviewing the scope and results of the independent accountants' annual examination of the Company's financial statements, meeting with the Company's financial management and the independent accountants to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company, and recommending to the Board of Directors the appointment of the independent accountants. The Audit and Finance Committee met three times during the Transition Period.

Governance Committee

      The members of the Governance Committee are currently Patricia C. Barron (Chair), Ranjit C. Singh and Daniel W. Christman, all of whom are independent directors. This committee reviews the performance of the Company's directors, makes recommendations to the Board of Directors for membership and committee assignments and manages the annual evaluation of the performance of the Company's Chief Executive Officer. The Governance Committee met three times during the Transition Period.

      The Governance Committee serves as the Nominating Committee. The committee will consider persons whom stockholders recommend as candidates for election as Company directors. Stockholders may submit names of qualified candidates along with detailed information on their backgrounds to the Company's Secretary for referral to the committee for consideration.

Executive Committee

      The members of the Executive Committee are Ranjit C. Singh, Joseph C. Abeles, Carl H. Rosner and John D. Kavazanjian (Chair). This committee is responsible for overseeing such matters as the Board of Directors determines from time to time. The Executive Committee did not meet during the Transition Period.


                                       6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of March 31, 2003 by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and certain named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                            Number of Shares              Percent
Name and Address of Beneficial Owner (1)                   Beneficially Owned     Beneficially Owned (20)
----------------------------------------                   ------------------     -----------------------
State of Wisconsin Investment Board (2)                         2,218,600                  17.3%
Kimelman & Baird, LLC, Daeg Capital Management, LLC,            1,986,380                  15.5%
Daeg Partners, LP, Sheila Baird, Michael Kimelman and
Scott Kimelman (3)

Grace Brothers, Ltd. (4)                                        1,234,533                  9.6%
Dimensional Fund Advisors Inc. (5)                               691,900                   5.4%

Joseph C. Abeles (6)                                             505,281                   3.9%
Joseph N. Barrella (7)                                           234,500                   1.8%
Patricia C. Barron (8)                                           46,944                      *
Daniel W. Christman (9)                                          30,277                      *
John D. Kavazanjian (10)                                         351,000                   2.7%
Carl H. Rosner (11)                                              95,031                      *
Ranjit C. Singh (12)                                             47,005                      *
Peter F. Comerford (13)                                          19,000                      *
Robert W. Fishback (14)                                          26,000                      *
William A. Schmitz (15)                                          37,300                      *
Julius M. Cirin (16)                                             20,200                      *
Nancy C. Naigle (17)                                             16,000                      *
Patrick R. Hanna, Jr. (18)                                        9,000                      *
All directors and executive officers as a group (13             1,437,538                  10.5%
persons)(19)

----------
*Less than 1%

(1) Except as otherwise indicated, the stockholders named in this table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The information provided in this table is based upon information provided to the Company by such stockholders. The above table reports beneficial ownership for the Company's directors and executive officers in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means all Company securities over which directors and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The figures also include shares which may be acquired by exercise of stock options prior to May 31, 2003. The address of each of the directors and executive officers of the Company is c/o Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513.

(2) The amount shown is derived from Amendment No. 8 to Schedule 13G dated February 14, 2003. The State of Wisconsin Retirement Board's address is P.O. Box 7842, Madison, Wisconsin 53707.

(3) The amount shown and the following information is derived from Amendment No. 3 to Schedule 13G dated February 14, 2003: 943,580 shares are beneficially owned by Kimelman & Baird, LLC, which shares dispositive power with respect to all of such shares; 1,042,800 shares are beneficially owned by Daeg Capital Management, LLC, which shares voting and dispositive power with respect to all of such shares; 1,042,800 shares are beneficially owned by Daeg Partners, L.P. which shares voting and dispositive power with respect to all of such shares; 1,986,380 shares are beneficially owned by Sheila Baird, who shares voting power with respect to 1,042,800 of such shares, and who shares dispositive power with respect to all 1,986,380 shares; 1,986,380 shares are beneficially owned by Michael Kimelman, who shares voting power with respect to 1,042,800 of such shares and shares dispositive power with respect to all 1,986,380 shares; and 1,042,800 shares are beneficially owned by Scott Kimelman, who shares voting and dispositive power with respect to all 1,042,800 shares. Their address is 100 Park Avenue, New York, New York 10017.


                                       7.

(4) The amount shown is derived from Schedule 13G dated February 11, 2003. Grace Brothers, Ltd.'s address is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.
(5) The amount shown and the following information is derived from an Amendment to Schedule 13G dated February 3, 2003: Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
      Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional has sole power to vote and sole power to dispose of all of the reported shares that are owned by the Funds. All the securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(6) Includes 54,125 shares subject to options which may be exercised by Mr. Abeles.
(7) Includes 115,500 shares subject to options which may be exercised by Mr. Barrella.
(8) Includes (i) 1,200 shares held jointly with Ms. Barron's husband, and (ii) 31,944 shares subject to options which may be exercised by Ms. Barron.
(9) Includes 27,777 shares subject to options which may be exercised by Mr. Christman.
(10) Includes 341,000 shares subject to options which may be exercised by Mr. Kavazanjian.
(11) Includes 57,698 shares subject to options which may be exercised by Mr. Rosner.
(12) Includes 45,005 shares subject to options which may be exercised by Mr. Singh.
(13) Includes 18,000 shares subject to options which may be exercised by Mr. Comerford.
(14)  These shares are subject to options which may be exercised by Mr.
      Fishback.
(15) Includes (i) 32,000 shares subject to options which may be exercised by Mr. Schmitz, and (ii) 300 shares held by Mr. Schmitz' wife.
(16)  These shares are subject to options which may be exercised by Mr. Cirin.
(17) Includes (i) 2,000 shares held jointly with Ms. Naigle's husband, and (ii) 14,000 shares subject to options which may be exercised by Ms. Naigle.
(18)  Includes 8,000 shares subject to options which may be exercised by Mr.
      Hanna.
(19) Includes 791,249 shares subject to options which may be exercised by the named directors and executive officers.
(20)  Based on 12,852,869 shares issued and outstanding.

Section 16(a) Reporting

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the Transition Period, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: Mr. Abeles inadvertently filed late with the SEC one report disclosing two transactions, and Mr. Rosner inadvertently filed late with the SEC one report disclosing one transaction.


                                       8.

EXECUTIVE COMPENSATION

         The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.


Name                   Age     Present Principal Occupation and Employment History
----                   ---     ---------------------------------------------------
Julius M. Cirin        49      Mr. Cirin, a battery industry veteran, has served as Vice
                               President of Product and Industry Marketing since March 2002, having served as Vice President of Corporate Marketing prior to that.  Prior to joining the Company at its founding in March
                               1991 as Director of Marketing, Mr. Cirin served as Quality
                               Assurance Manager for Eastman Kodak Company in the Ultra
                               Technologies Division from 1986 to 1989.  From 1979 to 1986, Mr.
                               Cirin worked at Duracell USA in several product and process engineering and quality management positions.  Mr. Cirin has a
                               B.S. in Marketing Management from St. John Fisher College in
                               Rochester, New York.

Peter F. Comerford     45      Mr. Comerford was named Vice President of Administration and
                               General Counsel on July 1, 1999 and was elected Secretary of the
                               Company in December 2000.  He joined the Company in May of 1997 as Senior Corporate Counsel and was appointed Director of
                               Administration and General Counsel in December of that year.
                               Prior to joining the Company, Mr. Comerford was a practicing attorney for approximately fourteen years having worked
                               primarily in municipal law departments including the City of
                               Niagara Falls, New York where he served as the Corporation
                               Counsel.  Mr. Comerford has a B.A. from the State University of
                               New York at Buffalo, an MBA from Canisius College and a J.D.
                               from the University of San Diego School of Law.

Robert W. Fishback     47      Mr. Fishback joined the Company in December 1998 as Corporate
                               Controller.  He became Vice President of Finance and Chief
                               Financial Officer in October 1999 and was appointed Treasurer of the Company in December 2002.  Prior to joining the Company, Mr.
                               Fishback served as Controller-Shared Services for ITT
                               Industries, a diversified manufacturing company, from 1997 to
                               1998.  From 1995 to 1997, he was Director-Corporate Accounting
                               for Goulds Pumps Inc., a manufacturer of industrial and
                               commercial pumps.  From 1983 to 1995, Mr. Fishback served in various managerial capacities in finance and operations with
                               Frontier Corporation, a provider of local and long-distance telecommunications services.  He is a CPA and has an MBA in finance from the State University of New York at Buffalo.  His undergraduate degree in accounting is from Grove City College.

                                       9.


Patrick R. Hanna, Jr.  54      Mr. Hanna has served as Vice President of Corporate Business
                               Strategy since December 2001.  He joined the Company in February
                               2000 as Director of Strategic Planning after a 23-year career with Xerox Corporation.  Mr. Hanna served in many capacities in the areas of strategic and business planning development, most recently as the Strategic Planning Manager of the Xerox Internet
                               and Software Services organization.

Nancy C. Naigle        55      Ms. Naigle, has served as Vice President of Sales and Marketing since March 2002, having joined the Company in January of 2001 as Vice President of Worldwide Sales.  Previously, she was
                               employed at Xerox Corporation for 20 years, where she held multiple sales and general management positions, most recently as Vice President and General Manager of the Software Solutions
                               Business Group.  Ms. Naigle has both a B.A. and a Master's degree in English and Mathematics from the University of Texas in Arlington, and earned an MBA from the University of Dallas.

William A. Schmitz     40      Mr. Schmitz, currently Chief Operating Officer, joined the
                               Company in December 1999 as Vice President, Manufacturing, and
                               became Vice President and General Manager, Primary Batteries in
                               2000 and Chief Operating Officer in November 2001.  Before this,
                               Mr. Schmitz worked for Bausch & Lomb from 1985 to 1999 in
                               several positions, most recently as Director, New Product
                               Development in the Eyewear Division from 1995 to 1999.  Mr.
                               Schmitz has an M.S. in Operations Management from the University of Rochester and a B.S. in Mechanical Engineering from the
                               Rochester Institute of Technology.

      The individuals named in the following tables include, as of December 31, 2002, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose annualized salary and bonus during the Transition Period exceeded $100,000 ("Named Executive Officers").

      The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Transition Period and during Fiscal 2002, 2001 and 2000:


                                      10.

Summary Compensation Table



                                                                                                                       All Other
                                               Annual Compensation                 Long Term Compensation           Compensation ($)
--------------------------  ---------- ------------------------------------ -------------------------------------  ----------------
                                                              Other Annual   Restricted
                                                             Compensation($)   Stock       Underlying     LTIP
Name and Principal Position   Year     Salary($)  Bonus($)        (1)         Awards ($)  Options/SARs  Payouts($)
--------------------------  ---------- ---------  ---------- -------------- ------------- ------------  ---------  ----------------
John D. Kavazanjian         2002(2)    $139,501          $0        $10,953       0              3,000      $0            $0
  President and Chief       2002(3)     289,387       5,000         23,347       0              6,000      0              0
  Executive                 2001        299,998           0         27,001       0              6,000      0              0
  Officer                   2000        288,960      50,000         17,502       0            506,000      0              0

Joseph N. Barrella          2002(2)     $88,986          $0         $1,828       0              3,000      $0            $0
  Senior Vice President     2002(3)     185,577           0         16,870       0            101,000      0              0
  of New                    2001        196,725           0         20,544       0              6,000      0              0
  Business Development      2000        172,439           0         37,427       0             56,000      0              0

Robert W. Fishback          2002(2)     $58,500          $0         $1,372       0                  0      $0            $0
  Vice President of         2002(3)    $122,000      $2,000         $9,145       0             10,000      0              0
  Finance and               2001        129,423           0         13,616       0                  0      0              0
  Chief Financial Officer   2000        101,202      10,000         14,700       0             25,000      0              0

William A. Schmitz          2002(2)     $57,692      $1,890         $1,685       0                  0      $0            $0
  Chief Operating Officer   2002(3)     117,308       8,530          7,897       0             50,000      0              0
                            2001        124,647          $0         15,620       0                  0      0              0
                            2000         57,942           0          4,858       0             45,000      0              0

Nancy C. Naigle             2002(2)     $47,923      $7,560         $1,903       0                  0      $0            $0
  Vice President of Sales   2002(3)     119,538      28,240         13,251       0             20,000      0              0
  and Marketing             2001         61,923      10,000          1,790       0             25,000      0              0
                            2000             --          --             --      --                 --     --              -


                                  John D.        Joseph N.       Robert W.       William A.        Nancy C.
                             Kavazanjian         Barrella        Fishback          Schmitz           Naigle
                             -----------         --------        --------          -------           ------
Insurance
---------
2002(2)                          $10,953           $1,828          $1,372           $1,685           $1,903
2002(3)                            9,286           12,915           6,465            5,790           11,645
2001                               9,993           13,320           9,871           12,410            1,790
2000                              11,040           11,425           8,175            4,858              ---

Automobile
----------
2002(2)                               $0               $0              $0               $0               $0
2002(3)                            8,500                0               0                0                0
2001                               7,500                0               0                0                0
2000                               6,000            7,824           4,000                0              ---

Directors Fees
--------------
2002(2)                               $0               $0              $0               $0               $0
2002(3)                                0                0               0                0                0
2001                                   0                0               0                0                0
2000                                   0           13,187               0                0              ---

401(k) Plan(4)
--------------
2002(2)                               $0               $0              $0               $0               $0
2002(3)                            5,561            3,955           2,680            2,108            1,606
2001                               9,855            7,862           4,149            4,364                0
2000                                 462            4,991           2,525                0              ---

(1) The amounts reported in this column are categorized in the table that follows the Summary Compensation Table.
(2)   For the Transition Period.
(3)   For Fiscal 2002.
(4) Represents the Company's matching grants to the employees' 401(k) Plan accounts for the Transition Period and for Fiscal 2002, 2001 and 2000.


                                      11.

The following table sets forth information concerning options granted to the Named Executive Officers during the Transition Period:

Option Grants in Transition Period


                                                                    Potential Realizable Value at Assumed Annual Rates of
                        Individual Grants                               Stock Price Appreciation for Option Term (1)
-----------------------------------------------------------------     -------------------------------------------------
                          Shares     %(4)    Price(5)   Exp. Date              5% Dollar              10% Dollar
                                                                                Gain(6)                Gain(14)
                                                                                -------                --------
John D. Kavazanjian       1,500(2)   13.04     $3.32     9/30/07                 $1,376                 $3,040
  President and Chief     1,500(3)   13.04      3.70    12/31/07                  1,533                  3,388
  Executive Officer

Joseph N. Barrella        1,500(2)   13.04               9/30/07                 $1,376                 $3,040
  Senior Vice             1,500(3)   13.04      3.70    12/31/07                  1,533                  3,388
President of
  New Business
Development

Robert W. Fishback            --        --        --          --                     --                     --
  Vice President of
  Finance and Chief
  Financial Officer

William A. Schmitz            --        --        --          --                     --                     --
  Chief Operating
  Officer

Nancy C. Naigle               --        --        --          --                     --                     --
  Vice President of
  Sales and Marketing

1. There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements that cannot be predicted accurately.
2.    Vested on the date of grant, September 30, 2002
3.    Vested on the date of grant, December 31, 2002.
4.    Options for a total of 11,500 shares were granted to employees.
5. Fair market value of common stock at date of grant. 6. Fair market value of common stock at end of actual option term assuming annual compounding at the stated rate, less the option price.

      The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Transition Period and the number and value at December 31, 2002 of unexercised stock options to purchase shares of Common Stock held by the Named Executive Officers.

                Aggregated Option Exercises in Transition Period
                     and Transition Period-End Option Values


                                 Shares
                                Acquired                       Number of Unexercised        Value of Unexercised in the
                                   on           Value              Options/SARs at              Money Options/SARs at
                                Exercise       Realized        December 31, 2002 (#)           December 31, 2002 ($)
           Name                    (#)            ($)         Exercisable/Unexercisable     Exercisable/Unexercisable(1)
---------------------------     ---------      --------       -------------------------     ----------------------------
John D. Kavazanjian                 0              0              341,000/180,000                    $1,352/$0
  President and Chief
  Executive Officer

Joseph N. Barrella                  0              0              108,000/120,000                  $1,352/$24,750
  Senior Vice President of
  New Business Development

Robert W. Fishback                  0              0               24,000/26,000                     $0/$3,100
  Vice President of
  Finance and Chief
  Financial Officer

                                      12.


William A. Schmitz                  0              0               32,000/63,000                       $0/$0
  Chief Operating Officer

Nancy C. Naigle                     0              0                7,000/38,000                     $0/$3,100
  Vice President of Sales
  and Marketing

(1) Market value of Company's Common Stock at exercise or period-end, minus the exercise price.

      The Company has revised its policy for granting stock options to make it clear that only non-employee directors receive an option to purchase 3,000 shares of Common Stock at the end of each calendar quarter at an exercise price equal to the closing price of the Common Stock on the date of grant, and that executive officers will receive seven-year stock options at the end of each calendar quarter at an exercise price equal to the closing price of the Common Stock on the date of grant in the following amounts: Joseph N. Barrella, William
A. Schmitz and Nancy C. Naigle - 1,500 shares; Robert W. Fishback and Peter F. Comerford - 1,000 shares; and Julius M. Cirin and Patrick R. Hanna, Jr. - 500 shares.

      The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the Transition Period. Also, the Company has no employee pension plans to which it makes contributions, except as described below under "401(k) Plan".

Employment Arrangements

      In connection with the hiring of Mr. Kavazanjian as the Company's President and Chief Executive Officer effective July 12, 1999, the Company granted Mr. Kavazanjian an option to purchase 500,000 shares of Common Stock for $5.19 per share, exercisable until July 12, 2005. The option vests 50,000 shares at issue and 90,000 shares on July 12, 2000, 2001, 2002, 2003 and 2004. In
September 2002, the Company entered into a new employment agreement with Mr. Kavazanjian pursuant to which the Company agrees to pay Mr. Kavazanjian a salary of $300,000 per annum. Pursuant to that agreement, the Company has agreed that if Mr. Kavazanjian's employment is terminated by the Company except for "cause" prior to July 1, 2003, then Mr. Kavazanjian shall be entitled to receive $300,000 within 30 days following that termination, and the portion of the option granted to Mr. Kavazanjian in June 1999 which is scheduled to vest on July 12, 2003, shall be deemed to have vested as of such termination date. In addition, Mr. Kavazanjian shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2004, both the Company and Mr. Kavazanjian shall have the option of terminating Mr. Kavazanjian's employment agreement effective June 30, 2004. In the event neither party opts to terminate the employment relationship, the employment agreement shall renew automatically for an additional year, each year, and the parties shall continue to be required to give notice of intent to terminate by February 1 of the year in which agreement is intended to be terminated effective June 30. As a result of across-the-board management salary reductions, Mr. Kavazanjian is currently being paid an annual salary of $270,000.

      In September 2002, the Company entered into an employment agreement with Mr. Barrella pursuant to which the Company agrees to pay Mr. Barrella a salary of $197,745 per annum. Pursuant to that agreement, the Company has agreed that if Mr. Barrella's employment is terminated by the Company except for "cause" prior to July 1, 2003, Mr. Barrella shall be entitled to receive $197,745 within 30 days following that termination. In addition, Mr. Barrella shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2004, both the Company and Mr. Barrella shall have the option of terminating Mr. Barrella's employment agreement effective June 30, 2004. In the event neither party opts to terminate the employment relationship, the employment agreement shall renew automatically for an additional year, each year, and the parties shall continue to be required to give notice of intent to terminate by February 1 of the year in which the agreement is intended to be terminated effective June 30. As a result of across-the-board management salary reductions, Mr. Barrella is currently being paid an annual salary of $177,970.

         In September 2002, the Company entered into an employment agreement with Mr. Schmitz pursuant to which the Company agrees to pay Mr. Schmitz a salary of $125,000 per annum. Pursuant to that agreement, the Company has agreed that if Mr. Schmitz's employment is terminated by the Company except for "cause" prior to July 1, 2003, Mr. Schmitz shall be entitled to receive $125,000 within 30 days following that termination. In addition, Mr. Schmitz shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2004, both the Company and Mr. Schmitz shall have the option of terminating Mr. Schmitz's employment agreement effective June 30, 2004. In the event neither party opts to terminate the employment relationship, the employment agreement shall renew automatically for an additional year, each year, and the parties shall continue to be required to give notice of intent to terminate by February 1 of the year in which the


                                      13.

agreement is intended to be terminated effective June 30. Mr. Schmitz's base salary was recently increased to $160,000 per annum, but in keeping with the Company's policy of salary reductions, Mr. Schmitz is currently being paid an annual salary of $144,000.

401(k) Plan

      The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992. The 401(k) plan was amended effective as of January 1, 1994. All employees in active service who have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld by the Company and contributed to their account under the 401(k) Plan.

      In April 1996, the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. In January 2001, the matching contribution was raised to a maximum of 4% (100% match of up to 3% of annual salary, and 50% match above 3% to a maximum of 5% of salary). The Company made or accrued contributions of $150,000, $234,000, and $162,000 for Fiscal 2000, 2001, and 2002, respectively. In January 2002, the Company match was suspended in an effort to conserve cash, and since that date, the Company has not made any contributions to the 401(k) Plan.

      All 401(k) contributions are placed in a trust fund to be invested at the trustee's discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustee. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

                 REPORT OF COMPENSATION AND MANAGEMENT COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

Overview

      Compensation determinations are made by the Company's Compensation and Management Committee. The Company seeks to provide executive compensation that will support the achievement of


                                      14.

the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

      The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Management Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

      In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

Salary

      Of the primary elements of executive compensation set forth above, salary is generally the least affected by the Company's performance, although it is very much dependent on individual performance. Executive salaries for Fiscal 2002 were, however, adversely affected by the Company's performance as executives, at the recommendation of the Compensation and Management Committee and in a cooperative effort to conserve the Company's cash resources, reduced their salaries initially by 20%, which reduction was then followed by an across-the-board increase so that the Company's executives are now receiving 90% of their former salaries. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Management Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

      Executives' salaries are reviewed annually. The timing and amount of any increase to executives both depend upon (i) the performance of the individual and, (ii) to a lesser extent, the financial performance of the Company.

Stock Options

      Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Management Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Executive officers of the Company are eligible to receive option grants under the Company's stock option plans.

      The decision to award any additional stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for individuals at that level. The Compensation and Management Committee administers the Company's stock option plans.


                                      15.

Employee Benefit Plans

      Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. The Company also provides Mr. Kavazanjian with supplemental life insurance ($700,000 coverage in addition to $300,000 of basic coverage) and supplemental disability insurance. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

Chief Executive Officer

      Mr. Kavazanjian joined the Company in July 1999, and received stock options as described earlier in this Proxy Statement. Mr. Kavazanjian and the Company entered into a new employment agreement in September 2002, the principal terms of which are described earlier in this Proxy Statement. In reviewing the performance of the Chief Executive Officer, the Compensation and Management Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company.

                      Compensation and Management Committee

                           Daniel W. Christman, Chair
                               Patricia C. Barron
                                Joseph C. Abeles


                                      16.

PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing June 30, 1997 through the end of the Transition Period with the NASDAQ National Market Index and the NASDAQ Electronic Components Index for the same period. The comparison assumes $100 was invested on June 30, 1997 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period. As stated earlier, in December 2002 the Company changed its fiscal year end from June 30 to December 31. Accordingly, the data shown at December 31, 2002 reflects the Transition Period.


    [The following material represents the graph which appears on page 17.]

         Total Return To Shareholders
     (Includes reinvestment of dividends)


                                                        ANNUAL RETURN PERCENTAGE
                                                  Years Ending
Company / Index                                    Jun98       Jun99       Jun00        Jun01       Jun02       Dec02
ULTRALIFE BATTERIES INC                           -26.88      -35.29      104.55       -42.22      -46.17        5.74
NASDAQ U.S. INDEX                                  31.63       43.67       47.84       -45.79      -31.81       -8.48
NASDAQ ELECTRONIC COMPONENTS                       -0.96       77.73      149.38       -63.19      -39.47      -14.21

                                                INDEXED RETURNS
                                   Base           Years Ending
                                  Period
Company / Index                    Jun97           Jun98       Jun99       Jun00        Jun01       Jun02       Dec02
ULTRALIFE BATTERIES INC             100            73.12       47.31       96.77        55.91       30.10       31.83
NASDAQ U.S. INDEX                   100           131.63      189.11      279.59       151.56      103.34       94.58
NASDAQ ELECTRONIC COMPONENTS        100            99.04      176.02      438.97       161.59       97.81       83.91



                    REPORT OF THE AUDIT AND FINANCE COMMITTEE

      The Audit and Finance Committee is composed of independent directors and operates under a written charter adopted by the Audit and Finance Committee and the Board. The Audit and Finance Committee's charter was attached to the Company's Proxy Statement for the 2001 Annual Meeting as Appendix A.

      Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the independent accountants for the Company, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit and Finance Committee acts only in an oversight capacity. The Audit and Finance Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent accountants, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

      In this context, the Audit and Finance Committee has met and held discussions with management and the independent accountants. Management represented to the Audit and Finance Committee that the Company's consolidated financial statements for the Transition Period were prepared in accordance with generally accepted accounting principles, and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements for the Transition Period with management and with PricewaterhouseCoopers. The Audit and Finance Committee discussed with PricewaterhouseCoopers matters required to be discussed by Statement on Auditing Standards No. 61 "Communication With Audit Committees".

      PricewaterhouseCoopers provided to the Audit and Finance Committee the written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion With Audit Committees". The Audit and Finance Committee discussed with the accountants the accountants' independence.

      The Audit and Finance Committee discussed with the Company's independent accountants the plans for their audit. The Audit and Finance Committee met with the independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls, and the quality of the Company's financial reporting.


                                      17.

      In reliance on these reviews and discussions, and the report of the independent auditors, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Transition Report on Form 10-K for the Transition Period for filing with the Securities and Exchange Commission.

      The following fees were accrued or paid to PricewaterhouseCoopers for services rendered with respect to the Company's operations for the Transition
Period:

      Audit and Review Fees - The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's annual financial statements for the Transition Period and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter included in the Transition Period were $76,700.

Financial Information Systems Design and Implementation Fees -
PricewaterhouseCoopers did not render professional services relating to financial information systems design and implementation for the Transition Period.

All Other Fees - The aggregate fees billed by PricewaterhouseCoopers for services to the Company, other than the audit and review services described above, for the Transition Period were $5,000. These fees primarily comprise amounts for tax preparation fees and for providing consents in connection with certain filings with the Securities and Exchange Commission. The Audit and Finance Committee has reviewed the fees charged by PricewaterhouseCoopers for non-audit services and believes they are compatible with PricewaterhouseCoopers' independence.

      The Audit and Finance Committee has recommended to the Board, and the Board has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for Fiscal 2003.

                           Audit and Finance Committee

                              Carl H. Rosner, Chair
                                 Ranjit C. Singh
                                Joseph C. Abeles


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In April 2002, the Company authorized a private placement to accredited investors only and the potential issuance of up to 2,300,000 shares of its Common Stock. One of the Company's directors, Joseph C. Abeles, in order to assist the Company in its capital raising efforts, expressed a willingness to participate in the private placement. Although the private placement was structured as a straight common stock equity investment, because of NASDAQ rules and regulations regarding stockholder approval of issuances of stock to officers or directors, the Company issued to Mr. Abeles a debenture for $600,000 which, by its terms, automatically converted to shares of the Company's Common Stock at the rate of $3.00 per share (the private placement price) upon obtaining stockholder approval of the conversion at the December 12, 2002 Annual Meeting. In accordance with the terms of the debenture, upon obtaining stockholder approval and thereby triggering an automatic conversion of the debenture, any interest that otherwise would have accrued on the debenture was forgiven. Accordingly, 200,000 shares of Common Stock were issued to Mr. Abeles in December 2002.


                                      18.

                                   Proposal 2
                         Approve and Ratify Accountants

      The firm of PricewaterhouseCoopers LLP, certified public accountants, served as the independent accountants of the Company in connection with the audit of the Company's financial statements for Fiscal 2002 and for the Transition Period. As the Company engaged PricewaterhouseCoopers LLP on July 24, 2002, PricewaterhouseCoopers did not perform any services for which it was paid professional fees during Fiscal 2002.

      On July 24, 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP ("Arthur Andersen") and engaged PricewaterhouseCoopers as its new independent public accountants, effective immediately for Fiscal 2002. Arthur Andersen's reports on the Company's consolidated financial statements for each of Fiscal 2001 and Fiscal 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles. During the Fiscal 2001 and Fiscal 2000, and the subsequent interim period through March 31, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of any such disagreements in connection with their reports on the Company's financial statements for such years.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Fiscal 2001 or Fiscal 2000, and the subsequent interim period through March 31, 2002 preceding our determination not to renew the engagement of Arthur Andersen.

      During Fiscal 2001 and Fiscal 2002, the Company did not consult with PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events required by applicable securities laws.

      The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for 2003. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

      The Company has been advised by PricewaterhouseCoopers LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he or she should so desire.

      The Board of Directors recommends a vote in favor of the proposal to approve and ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003, and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

Other Matters

      The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in


                                      19.

this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

Submission of Stockholder Proposals

      Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholder proposals intended for inclusion in the Proxy Statement for the Company's 2004 Annual Meeting of Stockholders must be submitted in writing to the Company to the Corporate Secretary at 2000 Technology Parkway, Newark, New York 14513, and must be received by the Company by December 29, 2003.

      Any stockholder proposal submitted for consideration at the Company's 2004 Annual Meeting of Stockholders but not submitted for inclusion in the Proxy Statement for that meeting that is received by the Company after March 14, 2004 will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and the proponent of any such proposal does not issue its own proxy statement.

      The Company's Transition Report on Form 10-K for the six months ended December 31, 2002, as filed with the SEC, is included in the Annual Report to Stockholders which accompanies this Proxy Statement.

May 1, 2003                               By Order of the Board of Directors
                                          Ranjit C. Singh
                                          Chairman of the Board of Directors


                                      20.

                                      PROXY
                            ULTRALIFE BATTERIES, INC.

                 Annual Meeting of Stockholders on June 10, 2003
               Proxy solicited on behalf of the Board of Directors

      The undersigned hereby appoints each of John D. Kavazanjian and Peter F. Comerford as the undersigned's proxy, with full power of substitution, to vote all of the undersigned's shares of Common Stock in Ultralife Batteries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on June 10, 2003 at 10:30 A.M. local time, at the offices of the Company, 2000 Technology Parkway, Newark, New York 14513, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                (Continued and to be signed on the reverse side)

      |X| Please mark your votes as in this example using dark ink only.

      Each properly executed proxy will be voted in accordance with specifications made on the reverse side hereof. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the named nominees for directors and, unless otherwise specified, FOR the other proposals listed herein and described in the accompanying proxy statement.

      (INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)

1. Election of Directors.

                                                      Withhold Authority to vote
                            For all nominees listed     for all nominees listed
                                     below                       below
                                      |_|                         |_|

Nominees: Joseph C. Abeles
          Joseph N. Barrella
          Patricia C. Barron
          Daniel W. Christman
          John D. Kavazanjian
          Carl H. Rosner
          Ranjit C. Singh

2. Proposal to ratify PricewaterhouseCoopers LLP as the Company's independent accountants.

                             |_|   FOR
                             |_|   AGAINST
                             |_|   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof.


                                       1.

         The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated May 1, 2003, describing more fully the proposals set forth herein.


______________________________________    Date: _________________________ , 2003
                Signature

______________________________________    Date: _________________________ , 2003
         Signature if held jointly

      Sign exactly as set forth herein. If signed as executor, administrator, trustee or guardian, indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and bare corporate seal. Please sign and return the proxy card promptly in enclosed envelope.


                                       2.